UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

T. Rowe Price Exchange-Traded Funds, Inc.

(Exact name of registrant as specified in its charter)

State of Maryland (State or other jurisdiction of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

100 East Pratt Street

Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be registered	I.R.S Employer Identification Number
T. Rowe Price Capital Appreciation Equity ETF	NYSE Arca, Inc.	92-1692422
T. Rowe Price Growth ETF	NYSE Arca, Inc.	92-1719305
T. Rowe Price International Equity ETF	NYSE Arca, Inc.	92-1741054
T. Rowe Price Small-Mid Cap ETF	NYSE Arca, Inc.	92-1782704
T. Rowe Price Value ETF	NYSE Arca, Inc.	92-1811080

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. //

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. //

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235450 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 16 to T. Rowe Price Exchange-Traded Funds, Inc. (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-235450; 811-23494), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001741773-23-000901 on March 15, 2023. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

(a)(1) Articles of Incorporation of Registrant, dated July 29, 2019 (electronically filed with initial registration statement dated December 11, 2019)

(a)(2) Articles Supplementary of Registrant, on behalf of T. Rowe Price U.S. Equity Research ETF, dated February 18, 2021 (electronically filed with Amendment No. 3 dated April 21, 2021)

(a)(3) Articles Supplementary of Registrant, on behalf of T. Rowe Price QM U.S. Bond ETF, T. Rowe Price Total Return ETF, and T. Rowe Price Ultra Short-Term Bond ETF, dated May 24, 2021 (electronically filed with Amendment No. 6 dated June 4, 2021)

(a)(4) Articles Supplementary of Registrant, on behalf of T. Rowe Price Floating Rate ETF and T. Rowe Price U.S. High Yield ETF, dated May 17, 2022 (electronically filed with Amendment No. 11 dated July 15, 2022)

(a)(5) Articles Supplementary of Registrant, on behalf of T. Rowe Price Core Equity ETF, T. Rowe Price Growth ETF, T. Rowe Price International Equity ETF, T. Rowe Price Small-Mid Cap ETF, and T. Rowe Price Value ETF, dated December 19, 2022 (electronically filed with Amendment No. 16 dated March 15, 2023)

(a)(6) Articles of Amendment of Registrant on behalf of T. Rowe Price Core Equity ETF, dated February 2, 2023 (electronically filed with Amendment No. 16 dated March 15, 2023)

(b) By-Laws of Registrant, as amended July 30, 2020 and July 25, 2022 (electronically filed with Amendment No. 12 dated September 29, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) T. Rowe Price Exchange-Traded Funds, Inc.

Date March 22, 2023

By: /s/Fran Pollack-Matz

Fran Pollack-Matz, Vice President